UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2010

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2010, the Board of Directors (the "Board") of Conexant Systems, Inc. ("Conexant," or the "Company") took the following actions:

(1) Scott Mercer, the Company’s Chairman and Chief Executive Officer, was granted 300,000 Restricted Stock Units ("RSUs") in recognition for his significant performance and contribution in the Company’s achievement of operating results, the restructuring the Company’s balance sheet, and the refinancing of its outstanding debt. Accordingly, this RSU grant aligns his pay level with his strong performance. This grant of RSUs is subject to a three (3) year cliff vesting schedule, which serves as both a retention and an incentive award that is aligned with the growth of stockholder value.

(2) Each non-employee member of the Board was awarded a one-time grant of 15,000 RSUs in recognition of the Board’s considerable contribution over the last twelve (12) months in connection with the Company’s financial restructuring efforts. The RSUs will vest after one (1) year of continuous service and upon retirement, any vesting outside of these parameters would be contingent upon future Board approval.

(3) The Director Compensation Program was modified to include a revised methodology in determining the initial number of RSUs to be granted to newly elected non-employee directors upon joining the Board and for the existing non-employee directors’ annual grant. Future annual RSU grants to existing directors will be based on a 200-day moving average of the closing prices of Conexant Common Stock and will be capped at a maximum grant of 25,000 RSUs. The Director Compensation Program has also been modified to include an initial RSU target grant value of $125,000 for all newly elected non-employee directors. The initial number of RSUs granted to newly elected non-employee directors would be determined based on the 200-day moving average of the closing prices of Conexant Common Stock but would be capped at a maximum grant of 50,000 RSUs with any potential remainder in value under the $125,000 target to be paid in cash. The initial grant of RSUs for newly elected directors will vest after three (3) years of continuous service and upon retirement, any vesting outside of these parameters would be contingent upon future Board approval. The Board continues to retain discretion, to be used as it deems appropriate, in connection with determining future award values, the applicable methodology to determine such values, and the amounts of any awards for newly elected and existing non-employee directors.

Also, on May 12, 2010, the Compensation Committee of the Board of Directors determined that Sailesh Chittipeddi, the Company’s Co-President, will be eligible to receive reimbursement of up to $10,000 in relocation expenses related to the closing costs incurred in connection with the purchase of a home in Orange County, California at anytime during the next 18 months. In the event Mr. Chittipeddi terminates his employment with the Company voluntarily or for cause during this 18 month period, he would be required to pay back any previously reimbursed expenses.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

May 18, 2010	By:	Mark Peterson

Name: Mark Peterson
Title: Senior Vice President, Chief Legal Officer, and Secretary